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                                   EXHIBIT 21

                                  GenRad, Inc.
                Schedule of Subsidiaries as of December 30, 2000


SUBSIDIARY NAME                                                STATE/JURISDICTION OF INCORPORATION

GenRad Canada Limited                                                               Canada

GenRad Asia PTE Limited                                                             Singapore

GenRad SA                                                                           France

GenRad GmbH                                                                         Germany

GenRad China Limited                                                                China

GenRad Benelux B.V.                                                                 Netherlands

GenRad Europe Limited                                                               United Kingdom

GenRad Limited                                                                      United Kingdom

GenRad Holdings Limited                                                             United Kingdom

GenRad Mexico Incorporated                                                          Delaware

Mitron Europe Limited                                                               United Kingdom

Mastertech Automotive Ltd.                                                          United Kingdom

Autodiagnos AB                                                                      Sweden

GenRad AB                                                                           Sweden


All subsidiaries are Consolidated Subsidiaries and do business under their own name.